Exhibit 99.1

DSP Group, Inc. Reports Fourth Quarter and 2003 Earnings

Net Income for the quarter and year increased 65% YoY and 67% YoY,

respectively

SANTA CLARA, Calif., January 27, 2004—DSP Group, Inc. (NASDAQ: DSPG) today announced its results for the quarter and year ended December 31, 2003.

Fourth Quarter Results:

Revenues for the fourth quarter of 2003 were $38,136,000, an increase of 36% from revenues of $28,128,000 for the fourth quarter of 2002. Net income for the fourth quarter was $5,961,000, an increase of 65% from net income of $3,604,000 for the fourth quarter of 2002 (which included net loss of $22,000 related to the discontinued operations of the DSP cores licensing business). Diluted earnings per share (EPS) for the fourth quarter of 2003 was $0.20, an increase of 54% from $0.13 for the fourth quarter of 2002.

Year End Results:

Revenues for the year ended December 31, 2003, were $152,875,000, an increase of 22% over 2002 revenues of $125,158,000. Net income for 2003 was $25,355,000, an increase of 67% from $15,142,000 for 2002 (which included net income of $2,470,000 related to the discontinued operations of the DSP cores licensing business). Diluted EPS for 2003 was $0.86, an increase of 59% from $0.54 for 2002. Diluted EPS for 2002 included an amount of $0.09 related to the discontinued operations.

Pro Forma Results:

Results for 2003 included a one-time write-off in the second quarter of 2003 in the amount of $2,727,000 for in-process research and development related to the Teleman Multimedia Inc.

acquisition announced by the company on May 19, 2003 and a capital gain of $241,000 from the sale of Tower Semiconductor Ltd. shares. Results for the fourth quarter and year ended December 31, 2002, included an unusual loss item for impairment of available-for-sale marketable securities of $414,000 and $10,229,000, respectively, mainly associated with a decline in value of the company’s holdings in AudioCodes Ltd. shares (NASDAQ: AUDC) in the second quarter of 2002. In addition, the company recorded in the first quarter of 2002, an amount of $865,000 as an unusual expense related to the abandoned IPO expenses of the DSP Cores licensing business.

Pro forma net income and diluted EPS for the company for the year ended December 31, 2003, excluding the unusual loss and expense items described above, would have been $27,569,000 and $0.93, respectively. The company achieved an increase of 38% and 31% for pro forma net income and diluted EPS, excluding the discontinued operations and the unusual loss and expense items, as compared to $19,930,000 and $0.71, respectively, for the same period in 2002.

The company believes that this pro forma presentation of net income and diluted EPS is useful to investors in comparing results for the quarter and year ended December 31, 2003 to the same periods during 2002, because it excludes items that management does not consider meaningful for purposes of analyzing the company’s operating results and budget-planning decisions.

Eli Ayalon, Chairman and CEO of DSP Group, stated: “We are very satisfied with our achievements in 2003. We reached record revenue and operating profitability levels, and increased diluted EPS, as compared to 2002. We are also pleased with our solid fourth quarter 2003 performance, and the continuing strong demand for our wireless residential products, resulting in strong bookings and good visibility into the first quarter of 2004”.

Mr. Ayalon further stated: “During 2003 we also completed a strategic move into the multimedia communication market through the acquisition of Teleman Multimedia, finalized the development of a new chip set for the European markets and added new advanced features to our products. We are now well positioned to face the exciting challenges of the future, and take advantage of new market opportunities”.

Moshe Zelnik, CFO of DSP Group, stated, “Our gross margins for the fourth quarter of 2003 reached a record level of 49% of revenues, a significant improvement over previous quarters. Approximately $900,000, or 2%, was due to our ability to use previously scrapped inventory. In addition, it should be noted that an amount of approximately $700,000 related to the accelerated depreciation of equipment was included in research and development expenses recorded in the fourth quarter of 2003”.

Mr. Zelnik further stated, “During the fourth quarter of 2003 we repurchased 100,000 shares of our common stock for a total amount of $2,310,000 at an average price of $23.1 per share. During the year ended December 31, 2003, we repurchased 746,000 shares for a total amount of $16,157,000 at an average price of $21.66 per share. As of December 31, 2003, our cash position, consisting of cash, cash equivalents and marketable securities, reached a level of approximately $276.4 million, reflecting approximately $34.3 million of positive cash flow from operations during the year 2003”.

About DSP Group

DSP Group, Inc. is a fabless semiconductor company that is a worldwide leader in the short-range wireless market. By combining its DSP core technology with advanced RF CMOS, communication technology, video technology and speech-processing algorithms, DSP Group develops and provides a wide portfolio of short-range communication solutions, which are utilized for residential, SOHO, SME, enterprise and automotive applications. DSP Group solutions include digital 900MHz, 2.4GHz, DECT (1.9GHz), 5.8GHz and Bluetooth for voice, data and video communication as well as solutions for DVRs (Digital Voice Recorders)

and MP3 applications. DSP Group also develops and markets embedded, integrated silicon/software solutions for Voice-over-Digital-Subscriber Line (VoDSL) and Voice-over-Internet-Protocol (VoIP) applications, as well as other Voice-over-Packet applications for Integrated Access Devices (IAD) and IP phones. More information about DSP Group is available at www.dspg.com.

Forward-Looking Statements

This press release may contain statements that qualify as “forward-looking statements” under the Private Securities Litigation Reform Act of 1995, including statements made by Mr. Ayalon relating to continuing strong demand for DSP Group’s wireless residential products, strong booking for and good visibility into the first quarter of 2004, and DSP Group being well positioned to face the exciting challenges of the future and take advantage of new market opportunities. These forward-looking statements are based on current expectations and DSP Group assumes no obligation to update this information. In addition, the events described in these forward-looking statements may not actually arise. DSP Group’s actual results could differ materially from those described in this press release as a result of various factors, including unexpected delays in the introduction of new products; failure to achieve broad market acceptance of existing and new products by existing and potential OEM customers; DSP Group’s inability to add new customers and develop and produce new products at competitive costs and in a timely manner; decline or fluctuations in gross margins and the effect on revenues and profitability; and general market demand for products that incorporate DSP Group’s technology in the market. These factors and other factors which may affect future operating results or DSP Group’s stock price are discussed under “RISK FACTORS” in the Form 10-K for the year ended December 31, 2002, as well as other reports, including Form 10-Qs, DSP Group has filed with the Securities and Exchange Commission and which are available on DSP Group’s Web site (www.dspg.com) under Investor Relations.

Earnings conference call

DSP Group has scheduled a conference call for 8:30 a.m. EDT today to discuss fourth quarter and annual 2003 results and invites you to listen to a live broadcast over the Internet. The broadcast can be accessed by all interested parties through the Investor Relations section (investor message board) of DSP Group’s Web site at www.dspg.com or link to: http://phx.corporate-ir.net/phoenix.zhtml?c=101665&p=irol-necalendar.

If you cannot join the call, please listen to the replay, which will be available for approximately two weeks after the call on DSP Group’s Web site or by calling the following numbers:

—US Dial-In # 1-888-286-8010 (passcode: 19616340)

—International Dial-In # 617-801-6888 (passcode: 19616340)

For more information, please contact Yaniv Arieli, President of US Operations, Investor Relations, DSP Group at (408) 986-4423; or e-mail: yarieli@dspg.com

DSP GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME - US GAAP

(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002
Product revenues and other	$38,136	$28,128	$152,875	$125,158
Cost of product revenues and other	19,451	16,213	83,077	74,412

Gross profit	18,685	11,915	69,798	50,746
Operating expenses:
Research and development	8,197	4,621	25,599	19,745
Sales and marketing	3,361	2,767	11,977	10,745
General and administrative	1,947	1,523	6,953	5,048
In-process research & development write-off	—	—	2,727	—
Aborted spin off expenses and other	—	—	—	865

Total operating expenses	13,505	8,911	47,256	36,403

Operating income	5,180	3,004	22,542	14,343
Other income :
Interest and other income, net	2,002	1,886	7,947	9,452
Capital gains	—	—	241	—

Income after financial and other income	7,182	4,890	30,730	23,795
Impairment of available-for-sale marketable securities	—	(414)	—	(*)(10,229)

Income before provision for income taxes	7,182	4,476	30,730	13,566
Provision for income Taxes	1,221	850	5,375	(**)894

Net income from continuing operations	5,961	3,626	25,355	12,672
Net income (loss) from discontinued operations (***)	—	(22)	—	2,470
Net income	$5,961	$3,604	$25,355	$15,142

Net earnings per share for continuing operations:
Basic	$0.21	$0.13	$0.91	$0.47
Diluted	$0.20	$0.13	$0.86	$0.45
Net earnings (loss) per share for discontinued operations:
Basic	$0.00	$(0.00)	$0.00	$0.09
Diluted	$0.00	$(0.00)	$0.00	$0.09
Net earnings per share (combined):
Basic	$0.21	$0.13	$0.91	$0.56
Diluted	$0.20	$0.13	$0.86	$0.54
Weighted average number of shares of Common Stock used in computing of:
Basic	28,615	27,188	27,912	27,070
Diluted	30,344	28,028	29,593	28,041

(*)	Related to impairment of marketable securities
(**)	Included a tax credit related to impairment of marketable securities
(***)	Related to the DSP cores licensing business (Ceva) which was discontinued in November 2002 following the combination of Ceva with Parthus Technologies plc to form ParthusCeva, Inc.

DSP GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME – PRO FORMA

(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002
Product revenues and other	$38,136	$28,128	$152,875	$125,158
Cost of product revenues and other	19,451	16,213	83,077	74,412

Gross profit	18,685	11,915	69,798	50,746
Operating expenses:
Research and development	8,197	4,621	25,599	19,745
Sales and marketing	3,361	2,767	11,977	10,745
General and administrative	1,947	1,523	6,953	5,048

Total operating expenses	13,505	8,911	44,529	35,538

Operating income	5,180	3,004	25,269	15,208
Other income :
Interest and other income, net	2,002	1,886	7,947	9,452

Income after financial and other income	7,182	4,890	33,216	24,660

Provision for income taxes	1,221	929	5,647	4,730

Net income from continuing operations	5,961	3,961	27,569	19,930
Net income (loss) from discontinued operations (***)	—	(22)	—	2,470
Net income	$5,961	$3,939	$27,569	$22,400

Net earnings per share for continuing operations:
Basic	$0.21	$0.15	$0.99	$0.74
Diluted	$0.20	$0.14	$0.93	$0.71
Net earnings (loss) per share for discontinued operations:
Basic	$0.00	$(0.00)	$0.00	$0.09
Diluted	$0.00	$(0.00)	$0.00	$0.09
Net earnings per share (combined):
Basic	$0.21	$0.15	$0.99	$0.83
Diluted	$0.20	$0.14	$0.93	$0.80
Weighted average number of shares of Common Stock used in computing of:
Basic	28,615	27,188	27,912	27,070
Diluted	30,344	28,028	29,593	28,041
The above pro forma consolidated statements of income have been adjusted to exclude the following items to US GAAP reported net income:

Reported net income per US GAAP	$5,961	$3,604	$25,355	$15,142
Adjustments:
Aborted spin off expenses and other	—	—	—	865
Impairment of available-for-sale marketable securities	—	414	—	10,229
In-process research & development write-off		—	2,727	—
Capital gains	—	—	(241)	—
Tax benefit	—	(79)	(272)	(3,836)

Pro forma net income	$5,961	$3,939	$27,569	$22,400

DSP GROUP, INC.

CONSOLIDATED BALANCE SHEETS – US GAAP

(In thousands)

	December 31, 2003	December 31, 2002
	(Audited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$36,812	$39,919
Marketable securities	42,490	45,371
Trade receivables, net	15,844	4,873
Inventories	8,466	6,916
Other accounts receivable	1,462	1,352
Deferred income taxes	1,326	1,685
Assets of discontinued operation, net	—	4,737

Total current assets	106,400	104,853

Property and equipment, net	7,108	4,690
Long term marketable securities	197,071	150,692
Investment in equity security of traded companies	47,138	12,031
Severance pay fund	2,360	1,616
Long term pre-paid expenses and lease deposits	513	386
Goodwill	5,804	5,804
Other intangible assets	911	—

Total Assets	$367,305	$280,072

Liabilities and Stockholders’ Equity
Current liabilities:
Trade payable	$11,221	$6,745
Other current liabilities	34,556	21,552

Total current liabilities	45,777	28,297
Long term liabilities:
Accrued severance pay	2,555	1,686
Deferred income taxes	14,592	2,371

Total long term liabilities	17,147	4,057

Stockholders’ equity:
Common Stock	29	27
Additional paid-in capital	174,700	156,443
Accumulated other comprehensive income	23,045	476
Retained earnings	107,799	90,772
Loss – Cost of Treasury stock	(1,192)	—

Total stockholders’ equity	304,381	247,718

Total liabilities and stockholders’ equity	$367,305	$280,072